Exhibit 99.1

LEXINGTON
REALTY TRUST

Quarterly Supplemental Information

Second Quarter 2018

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

June 30, 2018

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS SECOND QUARTER 2018 RESULTS

New York, NY - August 8, 2018 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Generated Net Loss attributable to common shareholders of $3.3 million, or $(0.01) per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $62.4 million, or $0.25 per diluted common share.
•	Acquired three industrial properties for an aggregate cost of $136.8 million.
•	Sold three non-industrial properties for an aggregate of $65.6 million.
•	Financed an industrial property generating initial gross proceeds of $25.9 million.
•	Repurchased and retired 130,000 common shares at an average price of $7.87 per share.
•	Borrowed $95.0 million, net, under its unsecured revolving credit facility.
•	Completed 331,000 square feet of new leases and lease extensions with portfolio 97.3% leased at quarter end.

Subsequent Events

•	Sold three non-industrial properties for an aggregate of $46.6 million.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented, “To date, we have added $137 million of new industrial assets to our portfolio and disposed of $175 million of office and other non-core assets.  We remain committed to our business strategy of repositioning our portfolio so that it consists primarily of single-tenant net-leased industrial assets.  Considerable progress has been made on reducing our office exposure and we continue to focus on accelerating our disposition efforts in this area of our business.”

3

FINANCIAL RESULTS

Revenues

For the quarter ended June 30, 2018, total gross revenues were $105.5 million, compared with total gross revenues of $95.7 million for the quarter ended June 30, 2017. The increase was primarily attributable to revenue generated from 2018 and 2017 property acquisitions and new leases, partially offset by property sales and lease expirations.

Net Income (Loss) Attributable to Common Shareholders

For the quarter ended June 30, 2018, net loss attributable to common shareholders was $3.3 million, or $(0.01) per diluted share, compared with net income attributable to common shareholders for the quarter ended June 30, 2017 of $5.5 million, or $0.02 per diluted share. The change between periods relates primarily to the timing of gains on sales and impairments recognized on real estate.

Adjusted Company FFO

For the quarter ended June 30, 2018, Lexington generated Adjusted Company FFO of $62.4 million, or $0.25 per diluted share, compared to Adjusted Company FFO for the quarter ended June 30, 2017 of $57.0 million, or $0.23 per diluted share. The increase was primarily attributable to the items discussed above under “Revenues”.

Dividends/Distributions

As previously announced, during the second quarter of 2018, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended June 30, 2018 of $0.1775 per common share/unit, which was paid on July 16, 2018 to common shareholders/unitholders of record as of June 29, 2018. Lexington previously declared a cash dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended June 30, 2018, which is expected to be paid on August 15, 2018 to Series C Preferred Shareholders of record as of July 31, 2018.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS

Tenant	Location	Sq. Ft.	Property Type	Initial Basis ($000)	Approximate Lease Term (Yrs)
Sephora USA, Inc.	Olive Branch, MS	716,080	Industrial	$44,090	11
Hamilton Beach Brands, Inc.	Olive Branch, MS	1,170,218	Industrial	48,575	3
Spectrum Brands Pet Group, Inc.	Edwardsville, IL	1,017,780	Industrial	44,178	12
		2,904,078		$136,843

The above were acquired at aggregate weighted-average GAAP and cash capitalization rates of 7.3% and 5.8%, respectively.

4

PROPERTY DISPOSITIONS

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income (Loss)(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Vacant	Lawrence, IN	Other	$550	$(200)	$(185)	May	0%
Mighty Dollar, LLC	Thomasville, NC	Other	600	66	86	June	100%
CopperPoint Mutual Insurance Company	Phoenix, AZ	Office	64,499	2,991	4,173	June	100%
			$65,649	$2,857	$4,074

(1)	Quarterly period prior to sale annualized.

These dispositions resulted in aggregate gain on sales of $14.4 million.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Office
1	Pascagoula	MS	Huntington Ingalls Incorporated	10/2018	10/2023	94,841
2	Tempe	AZ	Versum Materials US, LLC	06/2022	12/2033	95,133
2	Total office lease extensions					189,974

	NEW LEASES

	Location				Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Irving	TX	Nissan Motor Acceptance Corporation		03/2023	43,396
2	Redmond	OR	Consumer Cellular, Incorporated		07/2029	77,260
3	Phoenix	AZ	HealthPlanOne, LLC		02/2024	20,164
3	Total new office leases					140,820

5	TOTAL NEW AND EXTENDED LEASES					330,794

(1)	Leases greater than 10,000 square feet.

As of June 30, 2018, Lexington's portfolio was 97.3% leased.

5

BALANCE SHEET/CAPITAL MARKETS

In the second quarter of 2018, Lexington repurchased and retired 130,000 common shares at an average price of $7.87 per share under its repurchase authorization announced on July 2, 2015 in the amount of 10.0 million common shares. As of June 30, 2018, there were approximately 5.7 million common shares remaining to be repurchased under the authorization.

Also, in the second quarter, Lexington obtained $25.9 million in non-recourse financing on an industrial property in Warren, Michigan. The loan matures in November 2032, bears interest at a fixed rate of 5.4% and is interest only through November 2027.

2018 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2018 will be within an expected range of $0.24 to $0.27. Lexington is reaffirming that its Adjusted Company FFO for the year ended December 31, 2018 is expected to be within a range of $0.95 to $0.98 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

SECOND QUARTER 2018 CONFERENCE CALL

Lexington will host a conference call today, August 8, 2018, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended June 30, 2018. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through November 8, 2018, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10122347. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

6

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

7

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

8

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Gross revenues:
Rental	$97,649	$87,565	$192,171	$176,219
Tenant reimbursements	7,844	8,119	15,959	15,564
Total gross revenues	105,493	95,684	208,130	191,783
Expense applicable to revenues:
Depreciation and amortization	(45,440)	(42,320)	(91,977)	(85,211)
Property operating	(10,906)	(12,974)	(22,383)	(25,090)
General and administrative	(7,421)	(8,141)	(16,417)	(17,598)
Non-operating income	354	1,371	900	3,992
Interest and amortization expense	(21,734)	(19,216)	(42,065)	(38,941)
Debt satisfaction charges, net	—	(46)	—	(46)
Impairment charges and loan loss	(35,269)	(13,599)	(88,318)	(21,591)
Gains on sales of properties	14,432	10,240	37,206	44,433
Income (loss) before provision for income taxes and equity in earnings (losses) of non-consolidated entities	(491)	10,999	(14,924)	51,731
Provision for income taxes	(379)	(377)	(882)	(799)
Equity in earnings (losses) of non-consolidated entities	75	(3,257)	188	(1,347)
Net income (loss)	(795)	7,365	(15,618)	49,585
Less net income attributable to noncontrolling interests	(899)	(213)	(391)	(393)
Net income (loss) attributable to Lexington Realty Trust shareholders	(1,694)	7,152	(16,009)	49,192
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(3,145)	(3,145)
Allocation to participating securities	(60)	(60)	(130)	(131)
Net income (loss) attributable to common shareholders	$(3,327)	$5,519	$(19,284)	$45,916

Net income (loss) attributable to common shareholders - per common share basic	$(0.01)	$0.02	$(0.08)	$0.19
Weighted-average common shares outstanding – basic	237,312,726	237,720,198	237,690,306	237,451,355

Net income (loss) attributable to common shareholders - per common share diluted	$(0.01)	$0.02	$(0.08)	$0.19
Weighted-average common shares outstanding – diluted	237,312,726	241,531,313	237,690,306	241,310,529

9

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
Assets:
Real estate, at cost	$3,650,121	$3,936,459
Real estate - intangible assets	523,097	599,091
	4,173,218	4,535,550
Less: accumulated depreciation and amortization	1,139,865	1,225,650
Real estate, net	3,033,353	3,309,900
Assets held for sale	171,550	2,827
Cash and cash equivalents	75,373	107,762
Restricted cash	71,564	4,394
Investment in and advances to non-consolidated entities	17,199	17,476
Deferred expenses, net	29,472	31,693
Rent receivable – current	4,712	5,450
Rent receivable – deferred	52,861	52,769
Other assets	20,107	20,749
Total assets	$3,476,191	$3,553,020

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$701,774	$689,810
Revolving credit facility borrowings	195,000	160,000
Term loans payable, net	597,251	596,663
Senior notes payable, net	495,616	495,198
Trust preferred securities, net	127,246	127,196
Dividends payable	48,474	49,504
Liabilities held for sale	2,333	—
Accounts payable and other liabilities	26,207	38,644
Accrued interest payable	6,069	5,378
Deferred revenue - including below market leases, net	33,736	33,182
Prepaid rent	13,189	16,610
Total liabilities	2,246,895	2,212,185

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 239,888,688 and 240,689,081 shares issued and outstanding in 2018 and 2017, respectively	24	24
Additional paid-in-capital	2,811,981	2,818,520
Accumulated distributions in excess of net income	(1,693,165)	(1,589,724)
Accumulated other comprehensive income	1,098	1,065
Total shareholders’ equity	1,213,954	1,323,901
Noncontrolling interests	15,342	16,934
Total equity	1,229,296	1,340,835
Total liabilities and equity	$3,476,191	$3,553,020

10

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
EARNINGS PER SHARE:

Basic:
Net income (loss) attributable to common shareholders	$(3,327)	$5,519	$(19,284)	$45,916

Weighted-average number of common shares outstanding - basic	237,312,726	237,720,198	237,690,306	237,451,355

Net income (loss) attributable to common shareholders - per common share basic	$(0.01)	$0.02	$(0.08)	$0.19

Diluted:
Net income (loss) attributable to common shareholders - basic	$(3,327)	$5,519	$(19,284)	$45,916
Impact of assumed conversions	—	—	—	(19)
Net income (loss) attributable to common shareholders	$(3,327)	$5,519	$(19,284)	$45,897

Weighted-average common shares outstanding - basic	237,312,726	237,720,198	237,690,306	237,451,355
Effect of dilutive securities:
Share options	—	86,653	—	111,252
Operating partnership units	—	3,724,462	—	3,747,922
Weighted-average common shares outstanding - diluted	237,312,726	241,531,313	237,690,306	241,310,529

Net income (loss) attributable to common shareholders - per common share diluted	$(0.01)	$0.02	$(0.08)	$0.19

11

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income (loss) attributable to common shareholders	$(3,327)	$5,519	$(19,284)	$45,916
Adjustments:
Depreciation and amortization	44,225	41,076	89,379	82,618
Impairment charges - real estate	35,269	17,111	88,318	19,809
Noncontrolling interests - OP units	649	—	(80)	(19)
Amortization of leasing commissions	1,215	1,244	2,598	2,593
Joint venture and noncontrolling interest adjustment	258	265	516	605
Gains on sales of properties, including non-consolidated entities	(14,432)	(10,240)	(37,206)	(45,885)
FFO available to common shareholders and unitholders - basic	63,857	54,975	124,241	105,637
Preferred dividends	1,573	1,573	3,145	3,145
Amount allocated to participating securities	60	60	130	131
FFO available to all equityholders and unitholders - diluted	65,490	56,608	127,516	108,913
Debt satisfaction charges, net	—	46	—	46
Loan loss	—	—	—	5,294
Other(1)	(3,120)	302	(3,120)	488
Adjusted Company FFO available to all equityholders and unitholders - diluted	62,370	56,956	124,396	114,741

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(6,013)	(5,641)	(10,879)	(8,550)
Lease incentives	519	510	1,055	941
Amortization of above/below market leases	246	346	224	860
Lease termination payments, net	(309)	(530)	(617)	(295)
Non-cash interest, net	1,299	497	2,324	652
Non-cash charges, net	1,625	1,987	3,564	4,133
Tenant improvements	(662)	(4,233)	(6,594)	(5,995)
Lease costs	(1,192)	(1,385)	(1,801)	(3,056)
Company Funds Available for Distribution	$57,883	$48,507	$111,672	$103,431

Per Common Share and Unit Amounts
Basic:
FFO	$0.27	$0.23	$0.51	$0.44

Diluted:
FFO	$0.27	$0.23	$0.52	$0.44
Adjusted Company FFO	$0.25	$0.23	$0.50	$0.47

Basic:
Weighted-average common shares outstanding - basic EPS	237,312,726	237,720,198	237,690,306	237,451,355
Operating partnership units(2)	3,619,315	3,724,462	3,624,228	3,747,922
Weighted-average common shares outstanding - basic FFO	240,932,041	241,444,660	241,314,534	241,199,277

Diluted:
Weighted-average common shares outstanding - diluted EPS	237,312,726	241,531,313	237,690,306	241,310,529
Operating partnership units(2)	3,619,315	—	3,624,228	—
Unvested share-based payment awards and options	445,283	606,934	503,461	648,810
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	246,087,894	246,848,817	246,528,565	246,669,909

(1)	"Other" primarily consisted of the acceleration of below-market lease intangible accretion in 2018 and transaction related costs in 2017.
(2)	Includes OP units other than OP units held by Lexington.

12

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2018 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2018
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.24	$0.27
Depreciation and amortization	0.73	0.73
Impact of capital transactions	(0.02)	(0.02)
Estimated Adjusted Company FFO per diluted common share	$0.95	$0.98

(1)	Assumes all convertible securities are dilutive.

13

LEXINGTON REALTY TRUST

2018 Second Quarter Investment / Capital Recycling Summary

PROPERTY INVESTMENTS

	Primary Tenant	Location		Square Feet (Approx.)	Property Type	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Sephora USA, Inc.	Olive Branch	MS	716,000	Industrial	$44,090	April	07/2029
2	Hamilton Beach Brands, Inc.	Olive Branch	MS	1,170,000	Industrial	48,575	April	06/2021
3	Spectrum Brands Pet Group, Inc.	Edwardsville	IL	1,018,000	Industrial	44,178	June	05/2030

3	TOTAL PROPERTY INVESTMENTS			2,904,000		$136,843

CAPITAL RECYCLING

PROPERTY DISPOSITIONS

	Primary Tenant	Location		Property Type	Gross Sale Price ($000)	Annualized Net Income (Loss) ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Sale Price PSF
1	Vacant	Lawrence	IN	Other	$550	$(200)	$(185)	May	0%	$15.39
2	Mighty Dollar, LLC	Thomasville	NC	Other	600	66	86	June	100%	25.25
3	Copperpoint Mutual Insurance Company	Phoenix	AZ	Office	64,499	2,991	4,173	June	100%	255.54
3	TOTAL PROPERTY DISPOSITIONS				$65,649	$2,857	$4,074

Footnotes

(1)	Quarterly period prior to sale annualized.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

14

LEXINGTON REALTY TRUST

2018 Second Quarter Financing Summary

PROPERTY LEVEL FINANCING

Location	Primary Tenant	Property Type	Face ($000)	Fixed Rate	Maturity Date
Consolidated Mortgage Debt:
Warren, MI (1)	Lipari Foods Operating Company, LLC	Industrial	$25,850	5.380%	11/2032

CORPORATE LEVEL FINANCING

	Quarterly Activity, Net ($000)
Revolving Credit Facility	$ 95,000 borrowing

Footnotes

(1)	Loan is interest-only through November 2027.

15

LEXINGTON REALTY TRUST

2018 Second Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant (3)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	Prior GAAP Rent Per Annum ($000)	New Cash Rent Per Annum ($000)(1)(2)	Prior Cash Rent Per Annum ($000)(2)

	Office

1	Huntington Ingalls Incorporated	Pascagoula	MS	10/2018	10/2023	94,841	$593	$593	$593	$593
2	Versum Materials US, LLC	Tempe	AZ	06/2022	12/2033	95,133	1,803	1,750	1,574	1,691

2	Total office lease extensions					189,974	$2,396	$2,343	$2,167	$2,284

				`
2	TOTAL EXTENDED LEASES					189,974	$2,396	$2,343	$2,167	$2,284

NEW LEASES

	Tenant (Guarantor)(3)	Location			Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)		New Cash Rent Per Annum ($000)(1)(2)
	Office / Multi-tenant Office
1	Nissan Motor Acceptance Corporation (Nissan North America, Inc.) (4)	Irving	TX		03/2023	43,396	$641		$736
2	Consumer Cellular, Incorporated (5)	Redmond	OR		07/2029	77,260	920		843
3	HealthPlanOne, LLC(6)	Phoenix	AZ		02/2024	20,164	347		403

3	Total office new leases					140,820	$1,908		$1,982

3	TOTAL NEW LEASES					140,820	$1,908		$1,982

5	TOTAL NEW AND EXTENDED LEASES					330,794	$4,304		$4,149

16

LEXINGTON REALTY TRUST

2018 Second Quarter Leasing Summary (Continued)

NEW VACANCY (7)

Tenant	Location		Lease Expiration Date	Sq. Ft.	2017 GAAP Rent ($000)	2017 Cash Rent ($000)(2)
Office
3M Company	Wallingford	CT	06/2018	44,400	$507	$528

Footnotes

(1)	Assumes twelve months rent from the later of 7/1/18 or lease commencement/extension, excluding free rent periods as applicable.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Leases greater than 10,000 square feet.
(4)	Previous tenant lease expired 5/31/2018 and provided for annual GAAP and cash rents of $0.8 million and $0.9 million, respectively.
(5)	Current lease with T-Mobile USA expires 1/31/2019. Consumer Cellular lease commences 2/1/2019. T-Mobile USA lease has annual GAAP and cash rent of $1.5 million and $1.8 million, respectively.
(6)	Previous tenant lease expires 7/31/2018 and provided for annual GAAP and cash rents of $408 thousand and $423 thousand, respectively.
(7)	Excludes multi-tenant properties and non-consolidated investments.

17

LEXINGTON REALTY TRUST

Other Revenue Data

6/30/2018

($000)

Other Revenue Data

	GAAP Rent
Asset Class	Six months ended
	6/30/18 (1)(4)	6/30/18 Percentage	6/30/17 Percentage
Industrial	$89,767	48.6%	41.2%
Office	86,008	46.6%	53.3%
Other
Multi-tenant	5,497	3.0%	2.6%
Specialty	1,931	1.0%	1.1%
Retail	1,488	0.8%	1.8%
	$184,691	100.0%	100.0%

	GAAP Rent
Credit Ratings (2)	Six months ended
	6/30/18 (1)(4)	6/30/18 Percentage	6/30/17 Percentage
Investment Grade	$79,219	42.9%	39.2%
Non-Investment Grade	27,565	14.9%	15.9%
Unrated	77,907	42.2%	44.9%
	$184,691	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 6/30/18	As of 6/30/17
	8.8 years	9.0 years

Rent Estimates for Current Assets

Year	GAAP (3)(4)	Cash (3)	Difference
2018 - remaining	$185,653	$175,312	$(10,341)
2019	347,345	335,170	(12,175)

Footnotes

(1)	Six months ended 6/30/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 6/30/2018.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 6/30/2018, and (3) no properties are sold or acquired after 6/30/2018.
(4)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets.

18

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

6/30/2018

($000)

Same-Store NOI (1)

	Six months ended June 30,
	2018	2017
Total Cash Rent	$153,401	$152,878
Tenant Reimbursements	14,616	13,599
Property Operating Expenses	(20,386)	(19,752)
Same-Store NOI	$147,631	$146,725

Change in Same-Store NOI	0.6%

Same-Store Percent Leased (2)	As of 6/30/18	As of 6/30/17
	96.4%	98.7%

Lease Escalation Data (3)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired and sold in 2018 and 2017. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes properties acquired or sold in 2018 and 2017.
(3)	Based on six months consolidated cash rents for single-tenant leases (properties greater than 70% leased) owned as of June 30, 2018. Excludes parking operations and rents from prior tenants.

19

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

6/30/2018

($000, except square footage)

Asset Class	YE 2015	YE 2016	YE 2017	Q2 2018

Industrial
% of ABR (1)	30.5%	39.7%	43.6%	48.6%
LTL (5)	47.4%	50.8%	47.1%	42.7%
STL (6)	52.6%	49.2%	52.9%	57.3%
Leased	99.6%	99.9%	99.9%	99.9%
Wtd. Avg. Lease Term (2)	10.1	10.4	10.6	10.1
Mortgage Debt	$292,293	$240,790	$193,529	$216,148
% Investment Grade (1)	27.9%	26.2%	28.9%	36.2%
Square Feet	25,693,585	27,476,653	35,396,894	37,462,265

Office
% of ABR (1)	49.6%	52.9%	51.8%	46.6%
LTL (5)	23.2%	26.9%	30.1%	29.5%
STL (6)	76.8%	73.1%	69.9%	70.5%
Leased	99.6%	99.6%	99.2%	99.1%
Wtd. Avg. Lease Term (2)	7.2	7.2	7.7	7.2
Mortgage Debt	$329,696	$490,948	$495,842	$485,266
% Investment Grade (1)	48.0%	48.1%	52.0%	52.9%
Square Feet	12,847,877	11,569,940	10,881,264	10,214,003

Other
% of ABR (1)(7)	19.9%	7.4%	4.6%	4.8%
LTL (5)	74.7%	20.9%	26.1%	27.7%
STL (6)	25.3%	79.1%	73.9%	72.3%
Leased	64.7%	60.5%	81.8%	59.0%
Wtd. Avg. Lease Term (2)(3)	15.3	9.5	10.1	11.6
Mortgage Debt	$269,336	$13,435	$7,697	$7,636
% Investment Grade (1)	8.4%	16.0%	12.9%	14.2%
Square Feet	3,728,561	4,277,704	2,335,904	3,054,572

Loans Receivable	$95,871	$94,210	$-	$-
Construction in progress (4)	$103,954	$111,771	$4,219	$1,122

Footnotes

(1) Percentage of GAAP rent, excluding termination income, for consolidated properties owned as of each respective period.

(2) Cash basis.

(3) Cash basis adjusted to reflect NY land leases to the first purchase option date, as applicable.

(4) Includes development classified as real estate under construction on a consolidated basis.

(5) Long-term leases ("LTL") are defined as leases having a remaining term of ten years or longer.

(6) Short-term leases ("STL") are defined as leases having a remaining term of less than ten years.

(7) Excludes the acceleration of below-market lease intangible accretion on three Kmart assets in Q2 2018.

20

LEXINGTON REALTY TRUST
Portfolio Composition
6/30/2018

Footnotes

(1) Based on gross book value of real estate assets and real estate under construction as of 6/30/2018; excludes held for sale assets.

(2) Based on respective period GAAP rent, excluding termination income.

(3) Excludes the acceleration of below-market lease intangible accretion on three Kmart assets in Q2 2018.

21

LEXINGTON REALTY TRUST

Components of Net Asset Value

6/30/2018

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties six month net operating income (NOI) (1)
Industrial	$81,748
Office	74,518
Other
Multi-Tenant	1,335
Specialty	1,082
Retail	329
Total Net Operating Income	$159,012

Lexington's share of non-consolidated six month NOI (1)
Office	$215
Other	908
$1,123
Other income
Advisory fees	$364

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2018	$135,548
Wholly-owned assets less than 70% leased	$36,951

Add other assets:
Assets held for sale	$171,550
Construction in progress	1,122
Developable land	6,018
Cash and cash equivalents	75,373
Restricted cash	71,564
Accounts receivable, net	4,712
Other assets	20,107
Total other assets	$350,446

Liabilities:
Corporate level debt (face amount)	$1,424,120
Mortgages and notes payable (face amount)	708,946
Dividends payable	48,474
Liabilities held for sale	2,333
Accounts payable, accrued expenses and other liabilities	45,465
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	20,749
Total deductions	$2,346,857

Common shares & OP units at 6/30/2018	243,498,791

Footnotes

(1)	NOI for the existing property portfolio at June 30, 2018, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2018. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

22

LEXINGTON REALTY TRUST

Top Markets

6/30/2018

	Core Based Statistical Area (2)	Percent of GAAP Rent as of 6/30/18 (1)(4)
1	Houston-Sugar Land-Baytown, TX	10.2%
2	Memphis, TN-MS-AR	6.0%
3	Dallas-Fort Worth-Arlington, TX	5.6%
4	Kansas City, MO-KS	4.2%
5	Detroit-Warren-Livonia, MI	3.7%
6	Kennewick-Pasco-Richland, WA	3.6%
7	New York-Northern New Jersey-Long Island, NY-NJ-PA	3.4%
8	Richmond, VA	3.1%
9	Charlotte-Concord-Gastonia, NC-SC	2.7%
10	Nashville-Davidson-Murfreesboro-Franklin, TN	2.6%
11	Atlanta-Sandy Springs-Marietta, GA	2.3%
12	Chicago-Naperville-Joliet, IL-IN-WI	2.2%
13	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	2.2%
14	Denver-Aurora, CO	2.2%
15	Las Vegas-Paradise, NV	1.8%
16	San Jose-Sunnyvale-Santa Clara, CA	1.8%
17	Jackson, MS	1.7%
18	Columbus, OH	1.6%
19	San Antonio, TX	1.3%
20	Indianapolis-Carmel, IN	1.3%
	Total Top Markets (3)	63.4%

Footnotes

(1)	Six months ended 6/30/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 6/30/2018.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.
(4)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets.

23

LEXINGTON REALTY TRUST

Single-Tenant Office Markets (1)(2)

6/30/2018

Footnotes

(1)	Six months ended 6/30/2018 GAAP rent, excluding termination income, recognized for consolidated single-tenant office properties owned as of 6/30/2018.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.

24

LEXINGTON REALTY TRUST

Tenant Industry Diversification (1)(2)

6/30/2018

Footnotes

(1)	Six months ended 6/30/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 6/30/2018.
(2)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets.

25

LEXINGTON REALTY TRUST

Top 10 Tenants or Guarantors

6/30/2018

Top 10 Tenants or Guarantors - GAAP Basis

Tenants or Guarantors	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)	GAAP Rent as of 6/30/2018 ($000) (1)(4)	Percent of GAAP Rent as of 6/30/2018 ($000) (1) (2) (4)
Nissan North America, Inc.	3	3,239,445	6.4%	$8,142	4.4%
The Dow Chemical Company	1	664,100	1.3%	7,425	4.0%
Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	1	456,412	0.9%	6,566	3.6%
FedEx Corporation / Federal Express Corporation	2	661,616	1.3%	6,075	3.3%
Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	7	2,053,359	4.0%	4,970	2.7%
United States of America	3	398,214	0.8%	4,771	2.6%
Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	2	476,123	0.9%	4,050	2.2%
McGuireWoods LLP	1	224,537	0.4%	3,592	1.9%
Undisclosed (3)	3	1,090,383	2.1%	3,570	1.9%
Watco Dock & Rail III, L.L.C. (Watco Companies, L.L.C.)	1	132,449	0.3%	3,386	1.8%
	24	9,396,638	18.5%	$52,547	28.5%

Footnotes

(1)	Six months ended 6/30/2018 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 6/30/2018.
(2)	Total shown may differ from detailed amounts due to rounding.
(3)	Tenant is a domestic subsidiary of an international automaker.
(4)	Excludes the acceleration of below-market lease intangible accretion on three Kmart assets.

26

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Single-Tenant Properties GAAP Basis

6/30/2018

($000)

Year	Number of Leases Expiring	GAAP Rent as of 6/30/2018	Percent of GAAP Rent as of 6/30/2018	Percent of GAAP Rent as of 6/30/2017
2018 - remaining	5	$4,391	2.5%	4.5%
2019	19	14,861	8.3%	9.6%
2020	13	9,673	5.4%	4.8%
2021	14	12,454	7.0%	6.6%
2022	5	5,416	3.0%	3.5%
2023	11	7,482	4.2%	4.1%
2024	13	10,175	5.7%	5.5%
2025	16	14,764	8.3%	9.6%
2026	11	7,704	4.3%	5.5%
2027	16	19,212	10.8%	7.5%
Thereafter	48	72,021	40.4%	36.5%

Total (1)	171	$178,153	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include multi-tenant properties, parking operations, lease termination income and the acceleration of below-market lease intangible accretion on three Kmart assets.

27

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Properties GAAP Basis

6/30/2018

($000)

Year	Number of Leases Expiring	GAAP Rent as of 6/30/2018	Percent of GAAP Rent as of 6/30/2018
2018 - remaining	36	$5,233	2.9%
2019	28	15,211	8.3%
2020	20	9,753	5.3%
2021	20	13,986	7.7%
2022	5	5,416	3.0%
2023	12	7,482	4.1%
2024	15	10,431	5.7%
2025	18	15,458	8.5%
2026	11	7,704	4.2%
2027	16	19,212	10.5%
Thereafter	50	72,596	39.8%

Total (1)	231	$182,482	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations, lease termination income and the acceleration of below-market lease intangible accretion on three Kmart assets.

28

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 6/30/2018 ($000) (3)	Cash Rent as of 6/30/2018 ($000) (2)	6/30/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2018	9/30/2018	50 Tyger River Dr.	Duncan	SC	—	Plastic Omnium	221,833	512	512	-	-
	12/31/2018	1133 Poplar Creek Rd.	Henderson	NC	—	Staples	196,946	434	443	-	-
		2935 Van Vactor Dr.	Plymouth	IN	—	Bay Valley Foods	300,500	428	428	-	-
		749 Southrock Dr.	Rockford	IL	—	Jacobson Warehouse	150,000	236	270	-	-
2019	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	—	L'Oreal USA	649,250	1,305	1,409	16,778	09/2019
	12/31/2019	191 Arrowhead Dr.	Hebron	OH	—	Owens Corning	250,410	284	284	-	-
		200 Arrowhead Dr.	Hebron	OH	—	Owens Corning	400,522	454	454	-	-
		2415 US Hwy. 78 East	Moody	AL	—	Michelin	595,346	704	725	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	—	Michelin	1,164,000	1,724	1,724	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	—	TI Automotive	133,221	476	600	6,831	12/2020
	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics	772,450	671	674	-	-
		3102 Queen Palm Dr.	Tampa	FL	—	Time	229,605	617	669	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com	107,400	209	224	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever	443,380	746	644	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	—	Geodis America	639,800	1,247	1,232	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	—	Walgreen Co.	205,016	393	254	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	—	Kraft Heinz	344,700	710	700	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	—	Hamilton Beach	1,170,218	865	671	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	—	Ingram Micro	701,819	906	937	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana	150,945	873	1,014	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing	423,280	678	718	-	-
	12/31/2021	3686 South Central Ave.	Rockford	IL	—	Pierce Packaging	93,000	158	158	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	—	Tire Rack	257,849	671	702	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Industries	268,104	453	445	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	—	United Technologies	289,330	369	369	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	—	Continental Tire	741,880	1,140	1,073	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	—	General Electric	851,370	1,284	1,303	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	—	United Technologies	993,685	899	981	1,256	04/2019
	5/31/2024	901 East Bingen Point Way	Bingen	WA	—	Boeing	124,539	1,318	1,297	-	-

29

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 6/30/2018 ($000) (3)	Cash Rent as of 6/30/2018 ($000) (2)	6/30/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2024	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	—	Caterpillar	309,400	607	602	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive	311,612	796	758	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	—	Dana	336,350	673	673	-	-
		301 Bill Bryan Rd.	Hopkinsville	KY	—	Metalsa / Dana	424,904	844	844	-	-
		4010 Airpark Dr.	Owensboro	KY	—	Metalsa / Dana	211,598	604	604	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa / Dana	167,770	268	268	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa / Dana	539,592	1,419	1,419	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	—	Boral Limited	420,597	870	1,167	6,956	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance	458,000	1,031	1,051	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	—	Owens Corning	18,620	275	275	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg	500,500	1,269	2,303	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	—	Calsonic Kansei	310,000	649	603	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	—	Kitchen Collection	475,218	580	568	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	—	Dana	222,200	289	289	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	—	Amazon.com	769,500	1,341	1,269	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey	646,000	1,083	1,094	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	—	Estée Lauder	241,977	573	578	-	-
		736 Addison Rd.	Erwin	NY	—	Corning	408,000	692	696	6,756	10/2018
2027	1/31/2027	27200 West 157th St.	New Century	KS	—	Amazon.com	446,500	620	533	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	—	Nissan	1,466,000	3,150	3,016	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	18	Undisclosed / HVAC	849,275	1,497	1,374	-	-
		200 Sam Griffin Rd.	Smyrna	TN	—	Nissan	1,505,000	3,280	3,113	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	—	Arrow Electronics	74,739	203	196	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	—	McCormick	615,600	1,233	875	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	—	Kellogg	1,062,055	1,972	1,844	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	—	Hillman Group	264,598	406	406	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	—	Georgia-Pacific	1,121,120	1,868	1,636	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	—	FedEx	140,330	2,568	2,474	41,721	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	—	United States Cold Storage	296,972	1,085	1,065	-	-

30

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 6/30/2018 ($000) (3)	Cash Rent as of 6/30/2018 ($000) (2)	6/30/2018 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2028	9/30/2028	904 Industrial Rd.	Marshall	MI	—	Tenneco	246,508	341	421	-	-
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	—	Sephora	716,080	619	307	-	-
	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	—	IAC Group	276,782	870	822	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	—	Asics	855,878	2,194	2,037	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	—	Hollander	208,000	465	432	-	-
		4015 Lakeview Corporate Drive	Edwardsville	IL	—	Spectrum	1,017,780	52	45	-	-
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	—	ARYZTA	188,166	1,793	1,687	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	16	Undisclosed / Automaker	400,400	1,184	1,033	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	—	Vulcan	-	1,062	971	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	16	Undisclosed / Automaker	500,023	1,284	1,195	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	—	Pacific Natural Foods	508,277	1,560	1,289	-	-
		26700 Bunert Road	Warren	MI	—	Lipari	260,243	1,942	1,715	25,850	11/2032
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	—	Nicholas	180,235	1,278	1,135	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	—	Vista Outdoor	813,126	2,098	1,844	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	—	Spitzer	187,800	1,217	1,053	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	—	Spitzer	262,095	955	826	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	—	Stella & Chewy's	164,007	1,049	933	-	-
	8/31/2035	2800 Polar Way	Richland	WA	9	Preferred Freezer	456,412	6,566	5,614	110,000	01/2026
	10/22/2035	2860 Clark St.	Detroit	MI	16	Undisclosed / Automaker	189,960	1,102	1,102	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	—	Clearwater Paper	673,425	1,393	1,209	-	-
	6/30/2036	100 Ryobi Drive	Anderson	SC	26	One World Technologies	1,327,022	2,223	1,867	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	—	O'Neal Industries	215,000	936	777	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	—	Watco	132,449	3,386	2,890	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	—	Golden State Enterprises	165,493	1,689	1,313	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	32,679	-	-	-	-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						99.9% Leased	37,462,265	$89,767	$85,024	$216,148

31

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 6/30/2018 ($000) (3)	Cash Rent as of 6/30/2018 ($000) (2)	6/30/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2018	12/22/2018	5200 Metcalf Ave.	Overland Park	KS	—	Swiss Re	320,198	2,781	2,769	32,411	05/2019
2019	1/31/2019	820 Gears Rd.	Houston	TX	—	Ricoh	78,895	589	588	-	-
	2/28/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	DMC Insurance	3,764	36	36	-	-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	—	Swiss Re	155,925	1,269	1,269	15,473	05/2019
	6/19/2019	3965 Airways Blvd.	Memphis	TN	26	Federal Express	521,286	3,507	3,551	-	-
	6/30/2019	3265 East Goldstone Dr.	Meridian	ID	—	T-Mobile USA	77,484	553	740	8,195	08/2019
	7/15/2019	19019 North 59th Ave.	Glendale	AZ	27	Honeywell	252,300	951	987	-	-
	7/31/2019	500 Jackson St.	Columbus	IN	—	Cummins	390,100	2,270	2,381	9,584	07/2019
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	John Wiley	123,416	1,135	1,173	-	-
		9601 Renner Blvd.	Lenexa	KS	—	T-Mobile USA	77,484	571	758	8,375	12/2019
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	—	Oce - USA Holding	143,290	1,122	1,250	18,935	02/2020
	5/31/2020	2401 Cherahala Blvd.	Knoxville	TN	—	CaremarkPCS	59,748	387	390	-	-
	6/30/2020	3711 San Gabriel	Mission	TX	—	T-Mobile West	75,016	494	493	-	-
	7/31/2020	13775 McLearen Rd.	Herndon	VA	12	Equant	132,617	839	926	-	-
	8/31/2020	133 First Park Dr.	Oakland	ME	—	T-Mobile USA	78,610	573	751	8,265	10/2020
	9/30/2020	9200 South Park Center Loop	Orlando	FL	—	ECMC Group	59,927	568	595	-	-
2021	1/31/2021	1701 Market St.	Philadelphia	PA	—	Morgan Lewis	289,432	2,150	2,250	-	-
	3/31/2021	1701 Market St.	Philadelphia	PA	—	Car-Tel	1,220	31	31	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	NJ Natural Gas	157,511	1,887	1,887	10,409	01/2021
		2050 Roanoke Rd.	Westlake	TX	—	Charles Schwab	130,199	1,034	1,051	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	13	Litton Loan / TSYS	62,218	509	699	-	-
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	—	CAE	123,734	1,168	1,307	12,434	11/2021
	12/31/2021	2800 Waterford Lake Dr.	Midlothian	VA	—	Alstom Power	99,057	1,092	1,179	-	-
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	—	United States of America	159,644	1,571	1,610	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	—	CoxCom	28,591	280	280	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	—	New Cingular Wireless	70,100	583	561	-	-

32

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 6/30/2018 ($000) (3)	Cash Rent as of 6/30/2018 ($000) (2)	6/30/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	—	Career Education Corporation	317,198	2,311	2,287	-	-
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	—	Rogue Wave Software	20,000	177	150	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	11	Nissan	268,445	2,039	2,257	-	-
	6/30/2023	420 Riverport Rd.	Kingsport	TN	—	Kingsport Power	42,770	64	155	-	-
	8/31/2023	400 Butler Farm Rd.	Hampton	VA	7	Nextel / Wisconsin Physicians Service Insurance	100,632	503	531	-	-
	9/30/2023	1701 Market St.	Philadelphia	PA	—	CBC Restaurant	8,070	102	112	-	-
	10/31/2023	3943 Denny Ave.	Pascagoula	MS	—	Huntington Ingalls	94,841	296	296	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox	202,000	3,321	3,535	35,045	12/2023
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	—	MED3000	32,000	287	287	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo	169,083	975	957	-	-
		3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo	169,218	1,013	958	-	-
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	—	HQ Global Workplaces	14,236	153	153	-	-
	10/31/2024	1409 Centerpoint Blvd.	Knoxville	TN	—	Alstom Power	84,404	627	620	-	-
	11/30/2024	6200 Northwest Pkwy.	San Antonio	TX	25, 26	United HealthCare	142,500	979	897	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Triumph Group	111,409	825	880	-	-
	2/28/2025	6555 Sierra Dr.	Irving	TX	—	TXU	247,254	1,402	1,563	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	Infotech Enterprise	13,590	102	104	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	—	Experian Holdings	292,700	1,483	1,537	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	—	TruMark Financial	2,641	125	125	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	—	Georgia Power	111,911	711	690	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	—	Schlumberger	554,385	3,019	2,794	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	—	Motel 6	138,443	1,113	1,130	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	—	inVentiv Health	97,000	555	582	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	5	Richmond Belly Ventures	2,568	39	39	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	—	Amazon.com	68,693	634	567	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	—	Drybar	1,975	70	53	-	-
	2/28/2027	800 East Canal St.	Richmond	VA	5	Sumitomo	8,503	70	70	-	-

33

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 6/30/2018 ($000) (3)	Cash Rent as of 6/30/2018 ($000) (2)	6/30/2018 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2027	4/30/2027	1315 West Century Dr.	Louisville	CO	—	GHX Ultimate Parent	86,877	644	628	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	—	Boehringer Ingelheim USA	98,849	997	950	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	—	MS Consultants	42,290	320	309	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	—	TMG Health	150,000	1,250	1,054	-	-
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	—	United States of America	169,585	2,450	2,364	32,482	11/2027
	11/30/2027	1700 Millrace Dr.	Eugene	OR	10	Oregon Research Institute	80,011	1,050	916	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	—	TriZetto	166,912	1,922	1,858	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	—	Nevada Power	282,000	2,126	1,545	-	-
	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	—	Faurecia	278,000	1,773	1,637	-	-
	7/31/2029	2999 Southwest 6th St.	Redmond	OR	24	T-Mobile USA / Consumer Cellular	77,260	734	891	-	-
	12/31/2029	333 Mt. Hope Ave.	Rockaway	NJ	—	Atlantic Health	92,326	618	658	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	—	McGuireWoods	224,537	3,592	3,404	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	5	The Riverstone Group	25,707	346	329	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	—	United States of America	68,985	750	713	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	5	Towne Bank	26,047	389	345	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	—	AvidXchange	201,450	2,975	2,598	45,900	12/2022; 01/2033
	10/31/2032	143 Diamond Ave.	Parachute	CO	—	Alenco	49,024	642	547	-	-
2033	3/31/2033	9201 East Dry Creek Rd.	Centennial	CO	—	Arrow Electronics	128,500	1,281	594	-	-
	11/30/2033	1331 Capitol Ave.	Omaha	NE	26	The Gavilon Group	127,810	1,655	1,499	-	-
	12/31/2033	8555 South River Pkwy.	Tempe	AZ	—	Versum	95,133	877	845	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	—	Dow	664,100	7,425	6,186	190,258	10/2036
2088	8/8/2088	800 East Canal St.	Richmond	VA	5	The City of Richmond, Virginia	-	206	206	-	-
N/A	N/A	1701 Market St.	Philadelphia	PA	—	Parking Operations	-	1,041	1,041	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	—	(Available for Lease)	699	-	-	-	-
		810 Gears Rd.	Houston	TX	—	(Available for Lease)	9,910	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	(Available for Lease)	36,809	-	-	-	-
		800 East Canal St.	Richmond	VA	5	(Available for Lease)	42,947	-	-	-	-
OFFICE TOTAL/WEIGHTED AVERAGE						99.1% Leased	10,214,003	$86,008	$83,958	$485,266

34

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 6/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 6/30/2018 ($000) (3)	Cash Rent as of 6/30/2018 ($000) (2)	6/30/2018 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Retail
2019	1/31/2019	1150 West Carl Sandburg Dr.	Galesburg	IL	25, 26	Kmart	94,970	148	5	104	07/2018
		12080 Carmel Mountain Rd.	San Diego	CA	17	Kmart	107,210	2,840	6	118	07/2018
		21082 Pioneer Plaza Dr.	Watertown	NY	17	Kmart	120,727	500	8	174	07/2018
		255 Northgate Dr.	Manteca	CA	17	Kmart	107,489	979	9	185	07/2018
		97 Seneca Trail	Fairlea	WV	—	Kmart	90,933	173	6	122	07/2018
	6/30/2019	1600 East 23rd St.	Chattanooga	TN	—	K-VA-T	42,130	65	65	-	-
2023	2/28/2023	733 East Main St.	Jefferson	NC	—	Delhaize	34,555	78	80	-	-
	7/1/2023	1053 Mineral Springs Rd.	Paris	TN	—	Kroger	31,170	80	80	-	-
2024	3/31/2024	B.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Safeway	30,757	97	93	-	-
N/A	Vacancy	832 N. Westover Blvd .	Albany	GA	—	(Available for Lease)	45,554	-	-	-	-
Specialty										-	-
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	—	Home Depot	-	108	130	-	-
2043	2/28/2043	1237 W. Sherman Ave.	Vineland	NJ	25, 26	Encompass Health	39,287	585	585	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	—	30 Charm City	-	149	149	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	—	Littlestone Brotherhood	31,180	954	668	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	—	201 NC Leasehold	-	135	135	-	-
Multi-tenant (4)(8)(14)										-	-
	Various	100 Barnes Rd.	Wallingford	CT	4, 11	Vacant	44,400	254	270	-	-
	Various	11511 Luna Rd.	Farmers Branch	TX	4 (90%)	IBM	181,072	1,262	621	-	-
	Various	1311 Broadfield Blvd.	Houston	TX	4 (35%)	Saipem	155,407	358	189	-	-
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	4 (65%)	Multi-Tenant	138,940	568	778	-	-
	Various	1460 Tobias Gadson Blvd.	Charleston	SC	4 (64%)	Vallen Distribution	50,247	195	195	6,933	02/2021
	Various	2210 Enterprise Dr.	Florence	SC	4 (21%)	Caliber Funding	176,557	346	384	-	-
	Various	3456 Meyers Ave.	Memphis	TN	4, 11	Vacant	780,000	1,031	504	-	-
	Various	6050 Dana Way	Antioch	TN	4 (97%)	Multi-Tenant	674,528	1,146	1,129	-	-
	Various	King St./1042 Fort St. Mall	Honolulu	HI	4 (48%)	Multi-Tenant	77,459	337	337	-	-
OTHER TOTAL/WEIGHTED AVERAGE						59.0% Leased	3,054,572	$12,388	$6,426	$7,636

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						97.3% Leased	50,730,840	$188,163	$175,408	$709,050

35

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Non-consolidated Portfolio - 6/30/2018

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	GAAP Rent as of 6/30/2018 ($000) (3)	Cash Rent as of 6/30/2018 ($000) (2)	6/30/2018 Debt Balance ($000)	Debt Maturity (21)
NON-CONSOLIDATED PROPERTIES
2029	1/31/2029	18839 McKay Blvd.	Humble	TX	—	RehabCare Group	55,646	15%	1,366	1,282	13,746	05/2019
2033	10/31/2033	607 & 611 Lumsden Professional Ct.	Brandon	FL	20	BluePearl	8,500	15%	103	103	-	-
		4525 Ulmerton Rd.	Clearwater	FL	20	BluePearl	3,000	15%	61	61	-	-
		455 Abernathy Rd.	Atlanta	GA	20	BluePearl	32,000	15%	604	506	-	-
		820 Frontage Rd.	Northfield	IL	20	BluePearl	14,000	15%	239	239	-	-
		4126 Packard Rd.	Ann Arbor	MI	20	BluePearl	3,500	15%	28	28	-	-
		29080 Inkster Rd.	Southfield	MI	20	BluePearl	38,000	15%	637	568	18,791	11/2018
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	—	British Schools	274,000	25%	3,220	3,220	49,515	12/2022
N/A	Vacancy	100 Gander Way	Palm Beach Gardens	FL	22, 23	(Available for Lease)	120,000	25%	-	-	13,957	03/2018
NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						78.1% Leased	548,646		$6,258	$6,007	$96,009

Footnotes

1	Square footage leased or available.
2	Six months ended 6/30/2018 cash rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Six months ended 6/30/2018 GAAP rent, excluding termination income.
4	Percent represents % leased as of 6/30/2018.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company) lease for 100,632 square feet expires 12/31/2019; however, 71,073 square feet is then leased to Wisconsin Physicians Service Insurance Corp. through 8/31/2023.

8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	ConAgra Foods, Inc. provides credit support.
10	Educational Policy Improvement Center lease for 10,791 square feet expires 11/2019; however, space is then leased to Oregon Research Institute through 11/2027.
11	Cash and GAAP rent amounts represent/include prior tenant.
12	21,365 square feet is leased to 7/31/2025.
13	Litton Loan Servicing LP lease expires 8/31/2018; however, new tenant (Total System Services Inc.) lease expires 8/31/2021.
14	The multi-tenanted properties incurred approximately $1.9 million in operating expenses, net for the six months ended 6/30/2018.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	Tenant is a domestic subsidiary of an international automaker.
17	Includes the acceleration of below-market lease intangible accretion.
18	Lease restricts certain disclosures. Guarantor is investment grade.
19	See Annual Report and other applicable disclosures for actual tenant names.
20	All mortgage notes are cross-collateralized and cross-defaulted.
21	Interest rates range from 3.7% to 5.1% at 6/30/2018.
22	Tenant declared bankruptcy and rejected the lease.
23	Loan was in default at 6/30/2018. Lender foreclosed on the property subsequent to 6/30/2018.
24	T-Mobile USA lease expires 1/31/2019; however, new tenant (Consumer Cellular Incorporated) lease expires 7/31/2029.
25	Property sold subsequent to 6/30/2018.
26	Property held for sale at 6/30/2018.
27	Subsequent to 6/30/2018, lease extended to 7/15/2024.

36

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	6/30/2018

Adjusted Company FFO Payout Ratio	71.0%

Unencumbered Assets	$3.4 billion

Unencumbered NOI	73.0%

(Debt + Preferred) / Gross Assets	47.4%

Debt/Gross Assets	45.3%

Secured Debt / Gross Assets	15.0%

Net Debt / Adjusted EBITDA	6.2	x

(Net Debt + Preferred) / Adjusted EBITDA	6.5	x

Credit Facilities Availability (2)	$310.0 million

Unsecured Debt / Unencumbered NOI	5.9	x

Footnotes

(1) See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.

(2) Subject to covenant compliance.

37

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	6/30/2018
Bank Loans:

Maximum Leverage	< 60%	47.2%
Fixed Charge Coverage	> 1.5x	2.8x
Recourse Secured Indebtedness Ratio	< 10% cap value	0.0%
Secured Indebtedness Ratio	< 45%	16.9%
Unsecured Debt Service Coverage	> 2.0x	5.1x
Unencumbered Leverage	< 60%	38.7%

Bonds:

Debt to Total Assets	< 60%	46.2%
Secured Debt to Total Assets	< 40%	15.3%
Debt Service Coverage	> 1.5x	4.0x
Unencumbered Assets to Unsecured Debt	> 150%	251.9%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loans and senior notes, as defined and calculated per the terms of the credit facility and term loans and senior notes, as applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

38

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

6/30/2018

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
INDUSTRIAL
Erwin, NY	(k)	$6,756	5.910%	10/2018	$202	$6,637
North Berwick, ME		1,256	3.560%	04/2019	1,277	-
Streetsboro, OH		16,778	5.749%	09/2019	1,344	16,338
Lavonia, GA		6,831	5.460%	12/2020	741	5,895
Chester, SC		6,956	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Long Island City, NY		41,721	3.500%	03/2028	4,879	-
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
		$216,148	4.352%	7.8	$15,378	$150,761

OFFICE
Overland Park, KS		$32,411	5.891%	05/2019	$2,148	$31,812
Kansas City, MO		15,473	5.883%	05/2019	1,130	15,179
Columbus, IN		9,584	2.210%	07/2019	4,757	4,993
Meridian, ID		8,195	6.010%	08/2019	753	7,675
Lenexa, KS		8,375	6.270%	12/2019	774	7,770
Boca Raton, FL		18,935	6.470%	02/2020	1,542	18,414
Oakland, ME		8,265	5.930%	10/2020	750	7,660
Wall, NJ		10,409	6.250%	01/2021	3,774	-
Whippany, NJ		12,434	6.298%	11/2021	1,344	10,400
Charlotte, NC	(b)	8,500	5.000%	12/2022	431	8,500
Palo Alto, CA		35,045	3.970%	12/2023	7,059	-
Lenexa, KS		32,482	3.700%	11/2027	2,984	10,000
Richmond, VA		57,500	5.191%	02/2031	3,026	53,176
Charlotte, NC		37,400	5.298%	01/2033	2,009	34,699
Lake Jackson, TX		190,258	4.040%	10/2036	12,286	11,305
		$485,266	4.713%	11.2	$44,767	$221,583
OTHER
Manteca, CA	(k)	$185	7.750%	07/2018	$193	$-
Watertown, NY	(k)	174	7.750%	07/2018	181	-
Fairlea, WV	(k)	122	7.750%	07/2018	127	-
San Diego, CA	(k)	118	7.750%	07/2018	123	-
Galesburg, IL	(k)(l)	104	7.750%	07/2018	108	-
Charleston, SC		6,933	5.850%	02/2021	520	6,632
		$7,636	6.025%	2.3	$1,252	$6,632

Subtotal/Wtg. Avg./Years Remaining (i)		$709,050	4.617%	10.1	$61,397	$378,976

39

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

6/30/2018

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Corporate (f)
Revolving Credit Facility	(j)	$195,000	3.070%	08/2019	$6,070	$195,000
Term Loan	(g)	300,000	3.139%	08/2020	9,548	300,000
Term Loan	(h)	300,000	2.607%	01/2021	7,930	300,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(d)	129,120	4.059%	04/2037	5,314	129,120
Subtotal/Wtg. Avg./Years Remaining (i)		$1,424,120	3.517%	4.7	$50,487	$1,424,120
Total/Wtg. Avg./Years Remaining (i)	(e)	$2,133,170	3.883%	6.5	$111,884	$1,803,096

Footnotes
(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Amount may be increased to $12.0 million upon certain events.
(c)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(d)	Rate is three month LIBOR plus 170 bps.
(e)	See reconciliations of non-GAAP measures in this document.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate was fixed at 1.09% through February 2018 via interest rate swap agreements on $250.0 million of borrowings.
(h)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.42% through January 2019 via interest rate swap agreements on $255.0 million of borrowings.
(i)	Total shown may differ from detailed amounts due to rounding.
(j)	Rate ranges from LIBOR plus 0.85% to 1.55%.
(k)	Loan satisfied subsequent to 6/30/2018.
(l)	Loan included in liabilities held for sale at 6/30/2018.

40

LEXINGTON REALTY TRUST

Debt Maturity Schedule

6/30/2018

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2018 - remaining	$14,938	$6,637	$-
2019	26,681	83,767	195,000
2020	23,174	31,969	300,000
2021	23,433	17,032	300,000
2022	22,120	8,500	-
	$110,346	$147,905	$795,000

Footnotes

(1)	Percentage denotes weighted-average interest rate.

41

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

6/30/2018

($000)

Balance Sheet

Other assets	$20,107

The components of other assets are:

Deposits	$235
Equipment	500
Prepaids	3,130
Other receivables	337
Deferred lease incentives	14,807
Interest rate swap derivative asset	1,098

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$26,207

Accounts payable and accrued expenses	$11,259
CIP accruals and other	3,117
Taxes	220
Deferred lease costs	7,824
Deposits	1,189
Escrows	944
Transaction costs	1,654

42

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

43

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties and certain other properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

44

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Six months ended June 30, 2018

Cash Rent Reconciliation:

Rental revenue as reported	$192,171

Rental revenue from sold properties	(3,391)
Lease termination income	(617)

GAAP rent per supplement	188,163

GAAP rent adjustments: (1)
Straight-line adjustments	(10,562)
Lease incentives	1,055
Amortization of above/below market leases	(3,248)

Cash rent per supplement	$175,408

Consolidated debt reconciliation June 30, 2018:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Loan Classified as Held for Sale	Gross Balance

Mortgages and notes payable (2)	$701,774	$7,172	$-	$104	$709,050
Revolving credit facility borrowings (3)	195,000	-	-	-	195,000
Term loans payable (3)	597,251	2,749	-	-	600,000
Senior notes payable(3)	495,616	3,013	1,371	-	500,000
Trust preferred securities (3)	127,246	1,874	-	-	129,120
Consolidated debt	$2,116,887	$14,808	$1,371	$104	$2,133,170

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

45

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Six months ended June 30,
	2018	2017

Net Income (loss)	$(15,618)	$49,585

Interest and amortization expense	42,065	38,941
Provision for income taxes	882	799
Depreciation and amortization	91,977	85,211
General and administrative	16,417	17,598
Pursuit / transaction costs	353	488
Non-operating income	(900)	(3,992)
Gains on sales of properties	(37,206)	(44,433)
Impairment charges and loan loss	88,318	21,591
Debt satisfaction charges, net	-	46
Equity in (earnings) losses of non-consolidated entities	(188)	1,347
Lease termination income	(617)	(2,625)
Straight-line adjustments	(10,879)	(8,550)
Lease incentives	1,055	941
Amortization of above/below market leases	(3,248)	860

Net Operating Income - ("NOI")	172,411	157,807

Less NOI:
Acquisitions and dispositions	(24,780)	(11,082)

Same-Store NOI	$147,631	$146,725

NOI for NAV:

Six months ended
June 30, 2018

NOI per above	$172,411
Less NOI:
Disposed of properties	(2,823)
Assets held for sale	(8,388)
Assets acquired in 2018	(1,068)
Assets less than 70% leased / Other	(1,120)
NOI for NAV	$159,012

46

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	Trailing 12 Months

Net income (loss) attributable to Lexington Realty Trust shareholders	$(1,694)	$(14,315)	$30,850	$5,541	$20,382
Interest and amortization expense	21,734	20,331	20,055	18,887	81,007
Provision for income taxes	379	503	743	375	2,000
Depreciation and amortization	45,440	46,537	45,262	43,495	180,734
Straight-line adjustments	(6,013)	(4,866)	(7,232)	(4,002)	(22,113)
Lease incentives	519	536	513	515	2,083
Amortization of above/below market leases	(3,226)	(22)	364	320	(2,564)
Gains on sales of properties	(14,432)	(22,774)	(8,350)	(10,645)	(56,201)
Impairment charges and loan loss	35,269	53,049	1,419	21,986	111,723
Debt satisfaction (gains) charges, net	-	-	(3,818)	(2,424)	(6,242)
Litigation reserve	-	-	-	2,050	2,050
Unearned contingent acquisition consideration	-	-	(3,922)	-	(3,922)
Non-cash charges, net	1,625	1,939	2,119	2,066	7,749

Pro-rata share adjustments:
Non-consolidated entities adjustment	449	445	341	329	1,564
Noncontrolling interests adjustment	644	(723)	345	(167)	99

Adjusted EBITDA	$80,694	$80,640	$78,689	$78,326	$318,349

47

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Six months ended June 30, 2018		(Debt + Preferred) / Gross Assets:	Six months ended June 30, 2018
Common share dividends per share	$0.355		Consolidated debt	$2,116,887
Adjusted Company FFO per diluted share	0.50		Held for sale debt	104
Adjusted Company FFO payout ratio	71.0%		Preferred shares liquidation preference	96,770
			Debt and preferred	$2,213,761
Unencumbered Assets:
Real estate, at cost	$4,173,218		Total assets	$3,476,191
held for sale real estate, at cost	191,102		Plus depreciation and amortization:
less encumbered real estate, at cost	(996,828)		Real estate	1,139,865
Unencumbered assets	$3,367,492		Deferred lease costs	28,198
			Held for sale assets	27,408
Unencumbered NOI:
NOI	$172,411		Gross assets	$4,671,662
Disposed of properties NOI	(2,823)
Adjusted NOI	169,588		(Debt + Preferred) / Gross Assets	47.4%
less encumbered adjusted NOI	(45,720)
Unencumbered adjusted NOI (Quarter)	$123,868		Debt / Gross Assets:
Unencumbered NOI %	73.0%		Consolidated debt and held for sale debt	$2,116,991

Net Debt / Adjusted EBITDA:			Gross assets	$4,671,662
Adjusted EBITDA	$318,349
			Debt / Gross assets	45.3%
Consolidated debt	$2,116,887
Held for sale debt	104		Secured Debt / Gross Assets:
less cash and cash equivalents (1)	(139,884)		Mortgages and notes payable and held for sale debt	$701,878
Net debt	$1,977,107
			Gross assets	$4,671,662
Net debt / Adjusted EBITDA	6.2	x
			Secured Debt / Gross Assets	15.0%
(Net Debt + Preferred) / Adjusted EBITDA:
Adjusted EBITDA	$318,349		Unsecured Debt / Unencumbered NOI:
			Consolidated debt	$2,116,887
Net debt	$1,977,107		less mortgages and notes payable	(701,774)
Preferred shares liquidation preference	96,770		Unsecured Debt	$1,415,113
Net debt + preferred	$2,073,877
			Unencumbered adjusted NOI (Annual)	$238,399
(Net Debt + Preferred) / Adjusted EBITDA	6.5	x
			Unsecured Debt / Unencumbered NOI	5.9	x

Footnotes

(1)	Includes funds held at 1031 exchange intermediaries.

48

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		Jeffries & Company, Inc.
James Feldman	(646) 855-5808	Jon Peterson	(212) 284-1705

Barclays Capital		KeyBanc Capital Markets Inc.
Ross L. Smotrich	(212) 526-2306	Craig Mailman	(917) 368-2316

D.A. Davidson		Ladenburg Thalmann & Co., Inc.
Barry Oxford	(212) 240-9871	John Massocca	(212) 409-2543

Evercore Partners		Stifel Nicolaus
Sheila K. McGrath	(212) 497-0882	John W. Guinee	(443) 224-1307

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

49

LEXINGTON REALTY TRUST

One Penn Plaza, Suite 4015 | New York, NY 10119-4015 | (212) 692-7200 | www.lxp.com